Exhibit 10.20

Innovative Health Solutions, Inc.

2017 Stock Compensation Plan

Adopted October 12, 2017

Article 1. Purpose and Definitions

Section 1.1. Purpose of the Plan. This Plan is intended to encourage ownership of Shares by Eligible Employees and Key Non-Employees in order to attract and retain such Eligible Employees in the employ of the Company or an Affiliated Entity, or to attract such Key Non-Employees to provide services to the Company or an Affiliated Entity, and to provide additional incentive for such persons to promote the long-term success of the Company or an Affiliated Entity.

Section 1.2. Definitions. Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

“Affiliated Entity” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

“Award” means the grant by the Committee of an Option or Restricted Stock pursuant to the terms of this Plan.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means the meaning given such term in the written employment, consulting, development, confidentiality, non-solicitation, non-competition, work-for-hire, assignment of inventions or protective agreement or any similar agreement between the Participant and the Company (or any Affiliated Entity); provided that if no such agreement has been entered into or such term is not defined therein, “Cause” means:

(i) the material breach of a covenant made by the Participant to the Company in conjunction with the grant of an Option or the transfer of Shares of Common Shares hereunder or otherwise;

(ii) divulging confidential information and/or trade secrets about the Company or an Affiliated Entity to the public or to a competitor;

(iii) the Participant’s gross negligence in the performance of his or her lawful duties to the Company or an Affiliated Entity or repeated failure by the Participant to fulfill his or her obligations to the Company;

(iv) a material violation of any term or provision of any employment, consulting, development, confidentiality, non-competition, work-for-hire, non-solicitation, assignment of inventions, protective or similar agreement between the Participant and the Company or an Affiliated Entity; or

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(v) the determination by the Committee in the exercise of its reasonable judgment that the Participant has committed an act or acts constituting a gross misdemeanor or a felony or other act involving fraud, theft or dishonesty against the Company or an Affiliated Entity or that is injurious to the Company or an Affiliated Entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board, or the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, but only to the extent a committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Option pursuant to the Plan or any similar plan of the Company or any Affiliated Entity while serving on the Committee unless the Board determines that the grant of such an Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as the Board determines that it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

“Common Shares” or “Common Stock” means the common stock of the Company.

“Company” means Innovative Health Solutions, Inc., an Indiana corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

“Disability” or “Disabled” means permanent and total disability as defined in Section 409A of the Code.

“Eligible Employee” means an employee of the Company or of an Affiliated Entity (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliated Entity), designated by the Board or the Committee as being eligible to be granted one or more Options or one or more Restricted Stock Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Incentive Stock Option” means an Option which, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.

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“Key Non-Employee” means a non-employee director, advisor, consultant, or independent contractor of the Company or of an Affiliated Entity who is designated by the Board or the Committee as being eligible to be granted one or more Options or one or more Restricted Stock Awards under the Plan.

“Non-Qualified Stock Option” means an Option which, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code.

“Option” means a right or option to acquire Shares granted under the Plan.

“Option Agreement” means an agreement between the Company and a Participant for an Option executed and delivered pursuant to the Plan.

“Participant” means an Eligible Employee to whom one or more Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock Awards are granted under the Plan, a Key Non-Employee to whom one or more Non-Qualified Stock Options or Restricted Stock Awards are granted under the Plan, and a transferee of Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock Awards, as permitted by Section 5.14.

“Plan” means this Innovative Health Solutions, Inc. 2017 Stock Compensation Plan, as amended from time to time.

“Representative” means: (1) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (2) the person or entity acting as the guardian or temporary guardian of a Participant; or (3) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee. Any Representative shall be subject to all terms and conditions applicable to the Participant.

“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Article 6 hereof with respect to Restricted Stock awarded under this Plan.

“Restricted Stock” means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Article 6 hereof, so long as such restrictions are in effect.

“Restricted Stock Award” means an Award of Restricted Stock.

“Restricted Stock Award Agreement” means an agreement between the Company and a Participant for a Restricted Stock Award executed and delivered pursuant to the Plan.

“Retirement” means that meaning set forth in an Option Agreement, Restricted Stock Award Agreement or a Participant’s employment agreement with the Company, if any; or if not so defined therein, shall mean the Participant’s Termination of Employment as a result of retirement upon attaining the age of 65 or such other age to which the Company consents.

“Shares” means the following shares of the capital stock of the Company as to which Options or Restricted Stock Awards have been or may be granted under the Plan: treasury shares or authorized but unissued Common Shares or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article 7 of the Plan.

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“Termination of Employment” means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an employee, director, independent contractor, or consultant of the Company or of any Affiliated Entity, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliated Entities of all business owned or operated by the Company or its Affiliated Entities. A transfer of employment from the Company to an Affiliated Entity or from an Affiliated Entity to the Company, shall not be a Termination of Employment, unless expressly determined by the Committee. A Termination of Employment shall occur with respect to an employee, director, independent contractor or consultant of an Affiliated Entity that ceases to be an Affiliated Entity if the Participant does not immediately thereafter become an employee, director, independent contractor or consultant of the Company or an Affiliated Entity.

Article 2. Shares Subject to the Plan

The aggregate number of Shares as to which Options or Restricted Stock Awards may be granted from time to time shall be 358,913 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article 7 hereof).

Shares subject to Options or Restricted Stock Awards that are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Shares or in such manner that all or some of the Shares covered by such Options are not issued to a Participant, or are exchanged for Options that do not involve Common Shares, shall immediately become available for Options and Restricted Stock Awards. In addition, if the exercise price of any Option is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Options and Restricted Stock Awards.

Subject to the provisions of Article 7, the aggregate number of Shares as to which Incentive Stock Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the shareholders of the Company within one year after the date of the adoption of any such amendment.

Article 3. Administration of the Plan

The Plan shall be administered by the Committee. The entire Committee shall constitute a quorum at any meeting thereof (including by telephone conference or other electronic medium) and the acts of the entire Committee, or acts approved in writing by the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan, unless the Committee is the Board in which case a quorum of the Board under the Company’s By-Laws shall constitute a quorum of the Committee. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

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Subject to the provisions of the Plan, the Committee is authorized to:

(i) interpret the provisions of the Plan or of any Option, Option Agreement or Restricted Stock Award Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(ii) determine which employees of the Company or of an Affiliated Entity shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Options and Restricted Stock Awards;

(iii) determine the Key Non-Employees to whom Non-Qualified Stock Options and Restricted Stock Awards shall be granted;

(iv) determine whether any Option to be granted shall be an Incentive Stock Option or Non-Qualified Stock Option;

(v) determine the number of Shares for which an Option Award or Restricted Stock Award shall be granted;

(vi) determine the terms and conditions of any Restricted Stock Award granted hereunder and any Option granted hereunder (including, but not limited to, the Option exercise price, the Option term, any exercise restriction or limitation and any exercise acceleration or forfeiture (or forfeiture waiver), in each case regarding any Option and the Shares relating thereto);

(vii) adjust the terms and conditions, at any time or from time to time, of any Restricted Stock Award or any Option, subject to the limitations set forth herein;

(viii) determine under what circumstances an Option may be settled in cash, Common Shares, other equity, the surrender of debt, or cashless exercise arrangements;

(ix) provide for the forms of Award Agreements to be utilized in connection with this Plan;

(x) determine whether a Participant has a Disability;

(xi) determine what securities law requirements are applicable to the Plan, Options, Restricted Stock Awards, and the issuance of Common Shares and to require of a Participant that appropriate action be taken with respect to such requirements;

(xii)   provide for the acceleration of the right to exercise an Option (or portion thereof) or the acceleration of the vesting of a Restricted Stock Award (or portion thereof);

(xiii) cancel, with the consent of the Participant or as otherwise provided in this Plan or an Award Agreement, outstanding Options or Restricted Stock Awards;

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(xiv) require as a condition of the exercise of an Option, the Award or vesting of Restricted Stock or the issuance or transfer of shares of Common Shares, the withholding from a Participant of the amount of any federal, state or local taxes as may be required by law;

(xv) determine whether and with what effect a Termination of Employment has occurred;

(xvi) determine the restrictions or limitations on the transfer of shares of Common Shares;

(xvii) determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under this Plan or the terms of an Option Agreement;

(xviii) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

(xix) appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(xx) take any other actions it deems necessary or advisable for the administration of the Plan;

provided, however, that with respect to Incentive Stock Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Stock Options as incentive stock options within the meaning of Section 422 of the Code.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of this Plan and any Option or Restricted Stock Award issued under this Plan (and any Option Agreement or Restricted Stock Award Agreement) and to otherwise supervise the administration of this Plan. Subject to the restrictions regarding Incentive Stock Options, set forth above, the Committee’s policies and procedures may differ with respect to Options and Restricted Stock Awards granted at different times or to different Participants.

Any determination made by the Committee pursuant to the provisions of this Plan shall be made in its discretion, and in the case of any determination relating to an Option or Restricted Stock Award, may be made at the time of the grant of the Option (or Restricted Stock Award, as applicable) or, unless in contravention of any express term of this Plan or an Award Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and Participants.

The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliated Entities its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Options or Restricted Stock Awards to, Participants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by unanimous vote or consent of its members.

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Article 4. Eligibility for Participation

The Committee may at any time and from time to time grant one or more Options or Restricted Stock Awards to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares to be subject to each Option or Restricted Stock Award so granted, provided, however, that: (a) each Participant receiving an Incentive Stock Option must be an Eligible Employee of the Company or of such Affiliated Entity at the time an Incentive Stock Option is granted; (b) no Incentive Stock Options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the shareholders of the Company; and (c) the fair market value of the Shares (determined at the time the Option is granted) as to which Incentive Stock Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive option plan of the Company or an Affiliated Entity) shall not exceed $100,000.

Notwithstanding the foregoing, if the Company is or becomes subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option or a Restricted Stock Award, unless the Board determines that the grant of the Option or Restricted Stock Award satisfies the then current Rule 16b-3 requirements under the Exchange Act. If the Company is not subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option or a Restricted Stock Award under the Plan unless the granting of such Option or Restricted Stock Award shall be approved by the Committee, with all of the members voting thereon being disinterested members. For the purpose of this Article 4, a “disinterested member” shall be any member who shall not then be, or at any time within the year prior thereto have been, granted an Option under the Plan or any other plan of the Company or an Affiliated Entity, other than an Option granted under a formula plan (within the meaning of Rule 16b-3 aforesaid) established by the Company or an Affiliated Entity.

The foregoing provisions of this Article 4 to the contrary notwithstanding, the Committee may authorize the grant of an Option or Restricted Stock Award to a person in advance of such person becoming an employee or serving as a director, consultant, or independent contractor of the Company or of an Affiliated Entity, with such authorization being conditioned upon such person becoming eligible to become a Participant at or prior to the actual grant of such Option or Restricted Stock Award and the execution of the Award Agreement. The Committee may also authorize the grant of an Option or Restricted Stock Award to a former consultant, employee or independent contractor of the Company, provided that such former consultant, employee or independent contractor was employed by or providing services at the time the Options or Restricted Stock Awards were offered to said employees, consultants or independent contractors.

Article 5. Terms and Conditions of Options

Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. No Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

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Section 5.1. Option Price. The exercise price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. In the case of an Incentive Stock Option, if the optionee owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company, the Option price (per share) of the Shares covered by each Incentive Stock Option shall be not less than the “fair market value” of the Shares on the date of the grant of the Incentive Stock Option. In all other cases of Incentive Stock Options, the Option price shall be not less than one hundred ten percent (110%) of the said fair market value on the date of grant. In the case of a Non-Qualified Stock Option, the Option price (per share) of the Shares covered by each Non-Qualified Stock Option shall be not less than the “fair market value” of the Shares on the date of the grant of the Non-Qualified Stock Option. If the Shares are listed on any national securities exchange, the fair market value shall be the closing sales price, if any, on the largest such exchange on the date of the grant of the Option, or, if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option. If the Shares are not then listed on any such exchange, then the fair market value of such Shares shall be the closing sales price if such is reported or otherwise the mean average of the closing “Bid” and the closing “Ask” prices, if any, as reported on the National Association of Securities Dealers Over the Counter Bulletin Board (“OTCBB”) or similar quotation system for the date of the grant of the Option, or if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the Shares are not then either listed on any such exchange or quoted on OTCBB or the like, then the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the Option, or, if none, for the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee by a methodology consistently applied, provided such fair market value meets the definition of fair market value for purposes of Code Section 409A.

Section 5.2. Number of Shares. Each Option shall state the number of Shares to which it pertains.

Section 5.3. Term of Option. Each Incentive Stock Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Section 5.1 to be at least one hundred ten percent (110%) of fair market value, each such Incentive Stock Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided.

Section 5.4.   Date of Exercise. Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Section 5.3, prescribe the date or dates on which the Option becomes exercisable, and may, in its discretion, provide that the Option rights become exercisable (vest) in installments over a period of years, or upon the attainment of stated goals. Options shall not be exercisable prior to their vesting.

Section 5.5.   Medium of Payment. The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Section 5.11. It shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Stock Options) as the Committee shall provide, either by rules promulgated pursuant to the provisions of Article 3 of the Plan or in the particular Option Agreement.

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Section 5.6. Termination of Employment.

(a) Termination for Reasons Other than Death, Disability or Cause. Unless otherwise provided in an Option Agreement, a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliated Entity for any reason other than death, Disability, or termination for Cause, which events are governed by Section 5.10, Section 5.9 and Section 5.6(b), respectively, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination, but only within three (3) months after such date, and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option. The Participant’s Option Agreement may provide for a shorter exercise period, or, in the case of a Non-Qualified Stock Option, a longer exercise period than that specified in the foregoing sentence, but in no event longer than the expiration of the term of the Option. A Participant’s employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliated Entity.

(b) Termination for Cause. A Participant who ceases to be an employee or Key Non-Employee for Cause shall, upon such termination, cease to have any right to exercise any Option. The determination of the Board or the Committee as to the existence of Cause shall be conclusive and binding upon the Participant and the Company.

Section 5.7. Leave of Absence or Temporary Disability. A Participant who is absent from work with the Company or an Affiliated Entity because of temporary disability (any disability other than a permanent and total Disability as defined in Section 1.2, or who is on leave of absence for any purpose permitted by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his employment or relationship with the Company or with an Affiliated Entity, except as the Committee may otherwise expressly provide or determine.

Section 5.8. Disability or Death within Three Months of Termination Covered by Section 5.6(a). Unless otherwise provided in an Option Agreement, in the event a Participant ceased to be an employee or Key Non-Employee of the Company or of an Affiliated Entity for any reason other than death, Disability, or termination for Cause, and such Participant subsequently becomes Disabled or dies within the three (3) month period after his Termination of Employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant’s estate or personal representative may exercise the vested portion of his Option, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be an employee or Key Non-Employee of the Company or of an Affiliated Entity or, in the event of death, within twelve (12) months after the date of death of such Participant.

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Section 5.9. Total and Permanent Disability. Unless otherwise provided in an Option Agreement, a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliated Entity by reason of Disability may exercise any Option granted to such Participant (a) to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee, and (b) if the Option becomes exercisable periodically under Section 5.4, to the extent of any additional rights that would have become exercisable had the Participant not become so Disabled until after the close of business on the next periodic exercise date.

Unless otherwise provided in an Option Agreement, a Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option. An Option Agreement may provide for a shorter exercise period, or, in the case of a Non-Qualified Stock Option, a longer exercise period than that specified in the foregoing sentence, but in no event longer than the expiration of the term of the Option.

Section 5.10. Death. Unless otherwise provided in an Option Agreement, in the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliated Entity by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliated Entity. An Option Agreement may provide for a shorter exercise period, or, in the case of a Non-Qualified Stock Option, a longer exercise period than that specified in the foregoing sentence, but in no event longer than the expiration of the term of the Option.

Section 5.11. Exercise of Option and Issue of Stock. Vested Options shall be exercised by giving written notice to the Company prior to the expiration of the Option term. Such written notice shall: (a) be signed by the person exercising the Option; (b) state the number of Shares with respect to which the Option is being exercised; (c) contain the warranty required by Section 5.15; and (d) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article 7 or otherwise), the Company shall accept payment for the Option Shares and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares. Payment shall be made by cash or check or such other form of payment as the Company may accept. If provided in an Option Agreement, or if approved by the Committee, payment in full or in part may also be made: (i) by transferring Shares already owned by the Participant for a period of at least six (6) months prior to payment having a total Share value on the date of such transfer at least equal to the Option price; (ii) by the execution and delivery of a promissory note or other evidence of indebtedness (and any collateral security thereunder) satisfactory to the Committee; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called “cashless” exercise); (iv) by surrender of the Option Agreement without the payment of any other consideration, commission or remuneration, accompanied by notice that the Participant desires a net exercise with respect to such Option Agreement and where the number of Options to be issued in exchange for such Option Agreement will be computed by subtracting the Option exercise price from the fair market value of the underlying Shares, and multiplying that amount by the number of Shares represented by the Option Agreement, and dividing by the fair market value of the underlying Shares; or (v) by any combination of the foregoing. No Shares will be issued until full payment therefor has been made and the Participant has executed agreements that the Company may require the Participant to execute. In the event of any failure to take up and make payment in-full for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

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Section 5.12. Rights as a Shareholder. No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company’s share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

Section 5.13. Obligation to Sign Amended and Restated Shareholders’ Agreement. No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option unless and until the Corporation and Participant enters into and signs the Innovative Health Solutions, Inc. Amended and Restated Shareholders’ Agreement, which is incorporated herein by reference, and attached as Exhibit A.

Section 5.14. Assignability and to Transferability of Options. Unless (i) otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, (ii) approved in advance in writing by the Committee, and (iii) transferred to a person or entity who is, and upon exercise of the Options will remain, an eligible shareholder of an S Corporation, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant’s lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) other than by the laws of descent, and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Section 5.14, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

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Section 5.15. Other Provisions. The Option Agreement for an Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option constitutes an “incentive stock option” within the meaning of Section 422 of the Code. Further, the Option Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Stock Options, are not inconsistent with the requirements of Section 422 of the Code.

Section 5.16. Purchase for Investment. Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and they may not be sold or offered for sale or otherwise transferred by any person, including a pledgee, in the absence of (i) an effective registration statement for the shares under the Securities Act of 1933 or (ii) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer, which may include an opinion of counsel satisfactory to the Company that an exemption from registration is then available.”

“The shares of stock represented by this certificate are subject to the terms and conditions (including forfeiture provisions) of a certain Option Agreement between the Company and the holder. A copy of the Option Agreement is on file in the office of the Secretary of the Company. The Option Agreement provides, among other things, for restrictions upon the holder’s right to transfer the shares represented hereby, and for certain prior rights to purchase and certain obligations to sell the shares of common stock evidenced by this certificate at a designated purchase price determined in accordance with the Option Agreement. Any attempted transfer of these shares other than in compliance with the Option Agreement shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Option Agreement.”

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

Innovative Health Solutions, Inc.	PAGE 12
2017 STOCK COMPENSATION PLAN

Article 6. Terms and Conditions of Restricted Stock

The Committee shall have full and complete authority, subject to the limitations of this Plan, to grant Awards of Restricted Stock and, in addition to the terms and conditions contained in this Article 6, to provide such other terms and conditions (which need not be identical among Participants) with respect to such Awards and the vesting thereof as the Committee shall determine and provide in the applicable Award Agreement.

Section 6.1. Restricted Period; Rights of Holder. At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Restricted Stock by the Participant during the Restricted Period. Unless otherwise provided in the Award Agreement, the Participant shall not have the right to receive any dividends paid with respect to such Shares nor the right to vote such Shares during the Restricted Period. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

Section 6.2. Forfeiture. In the case of a Participant’s Termination of Employment, unless the Committee shall otherwise determine or as shall otherwise be provided in an Award Agreement, all Shares of Restricted Stock that are still subject to the restrictions imposed at the time of Termination of Employment shall, upon such Termination of Employment, be forfeited and returned to the Company.

Section 6.3. Certificates. In accordance with the direction of the Committee, the persons who receive Awards of Restricted Stock shall warrant to the Company that such persons are acquiring their Shares of Restricted Stock for investment and not with a view to, or for sale in connection with, the distribution of any such Shares of Restricted Stock and shall make such other representations, warranties, acknowledgments and affirmations, if any, as the Committee may require. Each certificate representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank, and shall bear a legend substantially to the following effect:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and they may not be sold or offered for sale or otherwise transferred by any person, including a pledgee, in the absence of (i) an effective registration statement for the shares under the Securities Act of 1933 or (ii) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer, which may include an opinion of counsel satisfactory to the Company that an exemption from registration is then available.”

“The shares of stock represented by this certificate are subject to the terms and conditions (including forfeiture provisions) of a certain Restricted Stock Award Agreement among the Company and the holder. A copy of the Restricted Stock Award Agreement is on file in the office of the Secretary of the Company. The Restricted Stock Award Agreement provides, among other things, for restrictions upon the holder’s right to transfer the shares represented hereby, and for certain prior rights to purchase and certain obligations to sell the shares of common stock evidenced by this certificate at a designated purchase price determined in accordance with the Restricted Stock Award Agreement. Any attempted transfer of these shares other than in compliance with the Restricted Stock Award Agreement shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Restricted Stock Award Agreement.”

Upon lapse of the restrictions imposed on Shares of Restricted Stock, the Company shall deliver to the Participant the certificate(s) and stock power deposited pursuant to this Section 6.3. Notwithstanding the foregoing, the Committee may determine that the Company will not issue certificates in respect of Shares of Restricted Stock until all restrictions on such Shares have lapsed.

Innovative Health Solutions, Inc.	PAGE 13
2017 STOCK COMPENSATION PLAN

Section 6.4. Award Agreement. At the time of an Award of Restricted Stock, the Participant shall enter into an Award Agreement with the Company, in a form specified by the Committee, agreeing to the terms and conditions of the Award.

Article 7. Adjustments Upon Changes in Capitalization; Sale of Company

In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividends payable in capital stock, or the like, the Company shall make adjustments to such Options and Restricted Stock Awards (including, by way of example and not by way of limitation, the grant of substitute options or awards under the Plan or under the plan of such other corporation) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares and in the option price per share subject to outstanding options under the Plan or under the plan of such successor corporation. No such adjustment shall be made which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension, or renewal of an option as to cause the adjustment to be considered as the grant of a new option, and any such adjustment shall be made in compliance with Section 409A of the Code.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option or accelerate the vesting of any Shares of Restricted Stock in the event of (i) the adoption of a plan of merger or consolidation under which all the Shares of the Company would be eliminated, (ii) a sale of all or substantially all of the Company’s assets or Shares, (iii) a change of control wherein the shareholders of the Company immediately prior to the transaction own less than 50% of the outstanding stock of the Company immediately after the transaction, or (iv) in the event of an initial public offering of the Company’s securities. Alternatively, the Company may, in its sole discretion, (a) cancel any or all Options upon any of the foregoing events and provide for the payment to Participants of an amount equal to the difference between the Option price and the price of a Share, as determined in good faith by the Committee, at the close of business on the date of such event, multiplied by the number of Shares subject to Option so canceled in cash or such other consideration as the holders of the Company’s common stock are receiving in such transaction or (b) provide that the Options granted under this Plan are replaced with substantially similar options under another plan of another party to the transaction described above.

Innovative Health Solutions, Inc.	PAGE 14
2017 STOCK COMPENSATION PLAN

Article 8. Dissolution or Liquidation of the Company

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article 7 is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

Article 9. Termination of the Plan

The Plan shall terminate (10) years from the earlier of the date of its adoption or the date of its approval by the shareholders. The Plan may be terminated at an earlier date by vote of the shareholders or the Board; provided, however, that any such earlier termination shall not affect any Options or Restricted Stock granted or Award Agreements executed prior to the effective date of such termination. Except as may otherwise be provided for under Article 7 and Article 8, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Option Agreement, or (ii) ten (10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

Article 10. Amendment of the Plan and Options

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the shareholders of the Company at or before the next annual meeting of the shareholders of the Company if such shareholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its shareholders for approval. Notwithstanding the foregoing, no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Option or Restricted Stock Award theretofore granted without the Participant’s consent, except as provided in the following paragraph. The Board may amend the terms of any Option or Restricted Stock Award prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent, except as provided in the following paragraph.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Options or Restricted Stock Awards that qualify for beneficial treatment under such rules without approval of the Shareholders.

Innovative Health Solutions, Inc.	PAGE 15
2017 STOCK COMPENSATION PLAN

Article 11. Miscellaneous Provisions

Section 11.1. Employment RelationshipSection 11.2.. Nothing herein contained shall be deemed to prevent the Company or an Affiliated Entity from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant’s employment with the Company or an Affiliated Entity.

Section 11.3. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

Section 11.4. Savings Clause. This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (ii) with respect to those Participants who are executive officers, Code Section 162(m) if applicable. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, if Section 16 of the Exchange Act applies with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, no grant of an Option to purchase Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

Section 11.5. Withholding. Except as otherwise provided by the Committee,

The Company shall retain all power and authority to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

Innovative Health Solutions, Inc.	PAGE 16
2017 STOCK COMPENSATION PLAN

In the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding tax requirement, if any, in whole or in part, by having the Company withhold Shares of Common Shares that would otherwise be transferred to the Participant having a fair market value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant. The Company shall have no obligation to allow any Participant to satisfy the withholding requirements in the foregoing manner.

Section 11.6. Effective Date. This Plan shall become effective upon adoption by the Board, provided that within one (1) year before or after such adoption by the Board (or within such earlier time period as may be required by the Exchange Act, if applicable) the Plan is approved by the shareholders of the Company. If such approval is not obtained, then this Plan and all Options granted hereunder shall be null and void.

Section 11.7. Governing Law. This Plan shall be governed by the laws of the State of Indiana and construed in accordance therewith.

Section 11.8. Offset. Unless otherwise prohibited under Code Section 409A, any amounts owed to the Company or an Affiliated Entity by the Participant of whatever nature may be offset by the Company, as determined in the Company’s sole discretion, from the value of any Shares or cash under this Plan or an Option Agreement to be transferred to the Participant.

Section 11.9. Options in Substitution of Other Options. Options may be granted under the Plan from time to time in substitution for awards held by employees, directors, independent contractors, or consultants of other entities who are about to become employees, directors, independent contractors or consultants of the Company or an Affiliated Entity as the result of a merger or consolidation of the employing entity with the Company or an Affiliated Entity, or the acquisition by the Company or an Affiliated Entity of the assets of the employing entity, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Options in substitution for which they are granted.

Section 11.10. Procedure for Adoption and Withdrawal. Any Affiliated Entity of the Company may by resolution of such Affiliated Entity’s board of directors or other governing body, with the consent of the Board and subject to such conditions as may be imposed by the Board, adopt this Plan for the benefit of its employees, directors, independent contractors and consultants as of the date specified in the resolution.

Any Affiliated Entity which has adopted this Plan may, by resolution of its board of directors or other governing board of such Affiliated Entity, with the consent of the Committee and subject to such conditions as may be imposed by the Committee, terminate its adoption of this Plan.

Section 11.11. Compliance with Code Section 409A. It is the intent of the Company that all Awards granted hereunder shall be exempt from the application of Code Section 409A, and this Plan and any Award Agreement shall be interpreted and administered consistent with that intent.

Innovative Health Solutions, Inc.	PAGE 17
2017 STOCK COMPENSATION PLAN

EXHIBIT A

Innovative Health Solutions, Inc.

Amended and Restated Shareholders’ Agreement

(Effective as of October 12, 2017)

See attached.

Innovative Health Solutions, Inc.	EXHIBIT A
2017 STOCK COMPENSATION PLAN

First Amendment to

Innovative Health Solutions, Inc.

2017 Stock Compensation Plan

This First Amendment to Innovative Health Solutions, Inc. 2017 Stock Compensation Plan (this “Amendment”) is executed effective the 13th day of September, 2019 (the “Effective Date”) by and among Innovative Health Solutions, Inc., an Indiana corporation (the “Corporation”), all members of the Board of Directors of the Corporation (collectively, the “Board”, and each member of the Board a “Director”), and the undersigned shareholders of the Corporation (the “Shareholders”).

BACKGROUND

A. The Corporation and the Shareholders are parties to that certain Innovative Health Solutions, Inc. 2017 Stock Compensation Plan (the “Plan”) dated as of October 12, 2017 (capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Plan) and that certain Amended and Restated Shareholders’ Agreement dated as of October 12, 2017, as amended (the “Shareholders’ Agreement”).

B. The undersigned Shareholders and Directors constitute (i) all of the Directors of the Corporation, (ii) a majority in interest of the shareholders of the Corporation, and (iii) at least one of the Group 1 Shareholders (as defined in the Shareholders’ Agreement), and, pursuant to Article 10 of the Plan and Section 1.2(d) of the Shareholders’ Agreement, are entitled to amend the Plan.

C. The Corporation, the Directors, and the Shareholders now desire to amend the Plan to increase the aggregate number of Shares as to which Options or Restricted Stock Awards may be granted from 358,913 Shares to 659,697 Shares.

AMENDMENT

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders, the Directors, and the Corporation hereby amend the Plan as follows:

1. The first paragraph of Article 2 of the Plan is hereby deleted and restated in its entirety as follows:

The aggregate number of Shares as to which Options or Restricted Stock Awards may be granted from time to time shall be 659,697 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article 7 hereof).

2. In all other respects, the Plan shall remain unchanged.

[Remainder of Page Left Blank Intentionally.]

IN WITNESS WHEREOF, the Corporation’s undersigned duly authorized officer and the Directors and Shareholders have each signed this First Amendment to Innovative Health Solutions, Inc. 2017 Stock Compensation Plan.

“Corporation”

Innovative Health Solutions, Inc.

By: /s/ Brian Carrico

Name: Brian Carrico
Title: Chief Executive Officer Date:

“Shareholders”

Christopher Robin Brown	Gary Peterson
Date:	Date:
Signature: /s/ Christopher Robin Brown	Signature: /s/ Gary Peterson

Brian Carrico	Tom Carrico
Date:	Date:
Signature: /s/ Brian Carrico	Signature: /s/ Tom Carrico

Dan Clarence
Date:
Signature: /s/ Dan Clarence

“Directors”

Christopher Robin Brown	Gary Peterson
Date:	Date:
Signature: /s/ Christopher Robin Brown	Signature: /s/ Gary Peterson

Brian Carrico	Tom Carrico
Date:	Date:
Signature: /s/ Brian Carrico	Signature: /s/ Tom Carrico

Dan Clarence	Adrian Miranda
Date:	Date:
Signature: /s/ Dan Clarence	Signature: /s/ Adrian Miranda

2

SECOND AMENDMENT TO

INNOVATIVE HEALTH SOLUTIONS, INC.

2017 STOCK COMPENSATION PLAN

This Second Amendment to Innovative Health Solutions, Inc. 2017 Stock Compensation Plan (this “Amendment”) is executed effective the 9th day of September, 2021 (the “Effective Date”) by and among Innovative Health Solutions, Inc., an Indiana corporation (the “Corporation”), all members of the Board of Directors of the Corporation (collectively, the “Board”, and each member of the Board a “Director”), and the undersigned shareholders of the Corporation (the “Shareholders”).

BACKGROUND

A. The Corporation and the Shareholders are parties to (i) that certain Innovative Health Solutions, Inc. 2017 Stock Compensation Plan (as amended, the “Plan”) dated as of October 12, 2017, as amended on September 13, 2019 (capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Plan), (ii) that certain Amended and Restated Shareholders’ Agreement dated as of October 12, 2017, as amended (the “Shareholders’ Agreement”), and (iii) that certain Investor Rights Agreement between the Company and Brian Hannasch dated as of September 6, 2019 (the “IRA”).

B. The undersigned Shareholders and Directors constitute (i) all of the Directors of the Corporation, (ii) a majority in interest of the shareholders of the Corporation, (iii) at least one of the Group 1 Shareholders (as defined in the Shareholders’ Agreement), and (iv) Brian Hannasch, and, pursuant to Article 10 of the Plan, Section 1.2(d) of the Shareholders’ Agreement, and Section 5.1(f) of the IRA, are entitled to amend the Plan.

C. The Corporation, the Directors, and the Shareholders now desire to amend the Plan to increase the aggregate number of Shares as to which Options or Restricted Stock Awards may be granted from 659,697 Shares to 2,638,788 Shares. For clarity, this increase is to reflect the 4-to-l stock split which went into effect on September 7, 2021. Beyond the effect of this split, no incremental Shares are being added to the Plan.

AMENDMENT

Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders, the Directors, and the Corporation hereby amend the Plan as follows:

1.The first paragraph of Article 2 of the Plan is hereby deleted and restated in its entirety as follows:

The aggregate number of Shares as to which Options or Restricted Stock Awards may be granted from time to time shall be 2,638,788 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article 7 hereof).

2. In all other respects, the Plan shall remain unchanged.

[Remainder of Page Left Blank Intentionally.]

IN WITNESS WHEREOF, the Corporation’s undersigned duly authorized officer and the Directors and Shareholders have each signed this Second Amendment to Innovative Health Solutions, Inc. 2017 Stock Compensation Plan.

“Corporation”

Innovative Health Solutions, Inc.

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	Chief Executive Officer
Date:

“Shareholders”

Christopher Robin Brown	Gary Peterson
Date:	Date:
Signature: /s/ Christopher Robin Brown	Signature: /s/ Gary Peterson

Brian Carrico	Tom Carrico
Date:	Date:
Signature: /s/ Brian Carrico	Signature: /s/ Tom Carrico

Sierra Enterprises LLC		Brian Hannasch

By:		Date:
Printed Name:	Dan Clarence	Signature: /s/ Brian Hannasch
Title:	Sole Member
Date:

Masimo Corporation

By:
Printed Name:
Title:
Date:

“Directors”

Christopher Robin Brown	Gary Peterson
Date:	Date:
Signature: /s/ Christopher Robin Brown	Signature: /s/ Gary Peterson

Brian Carrico	Tom Carrico
Date:	Date:
Signature: /s/ Brian Carrico	Signature: /s/ Tom Carrico

Dan Clarence	Adrian Miranda
Date:	Date:
Signature: /s/ Dan Clarence	Signature: /s/ Adrian Miranda

Third Amendment to

Innovative Health Solutions, Inc.

2017 Stock Compensation Plan

This Third Amendment to Innovative Health Solutions, Inc. 2017 Stock Compensation Plan (this “Amendment”) is executed effective the 1st day of November, 2022 (the “Effective Date”) by and among Neuraxis, Inc. (f/k/a Innovative Health Solutions, Inc.), a Delaware corporation (the “Company”), all members of the Board of Directors of the Company (collectively, the “Board”, and each member of the Board a “Director”).

BACKGROUND

A. The Company is a party to that certain Innovative Health Solutions, Inc. 2017 Stock Compensation Plan dated as of October 12, 2017, as amended on each of September 13, 2019 and September 9, 2021 (as amended, the “Plan”) (capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Plan).

B. The undersigned Directors constitute all of the Directors of the Company, and, pursuant to Article 10 of the Plan, are entitled to amend the Plan.

C. The Company and the Directors now desire to amend the Plan to, as it relates to any employee or Key Non-Employee who terminates service with the Company or an Affiliated Entity for any reason other than termination for Cause, extend the time during which such individual may exercise Options granted under the Plan after termination to the expiration date of the Options as set forth in each outstanding and effective Award Agreement.

AMENDMENT

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Directors and the Company hereby amend the Plan as follows:

1. The heading and first sentence of Section 5.6(a) of the Plan is hereby deleted and restated in its entirety as follows:

Termination for Any Reasons Other Than for Cause. Unless otherwise provided in an Option Agreement, a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliated Entity for any reason other than termination for Cause, which event is governed by Section 5.6(b), may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination, but only prior to the expiration of the term of the Option. With respect to Incentive Stock Options, post-termination exercise period of three (3) months after the Participant’s termination date, or if earlier, the expiration date, will apply to preserve the tax status of the Incentive Stock Options subject to Section 422 of the Code.

2. Section 5.8 of the Plan is hereby deleted and restated in its entirety as follows:

[Intentionally omitted.]

THIRD AMENDMENT	PAGE 1

3. The second paragraph of Section 5.9 of the Plan is hereby deleted and restated in its entirety as follows:

Unless otherwise provided in an Option Agreement, a Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, at any time after the date that the Participant became Disabled as determined by the Committee but in no event later than the expiration of the term of the Option. An Option Agreement may provide for a shorter exercise period, subject to applicable law, than that specified in the foregoing sentence. With respect to Incentive Stock Options, post-termination exercise period of twelve (12) months after termination of the Disabled Participant, or if earlier, the expiration date, will apply to preserve the tax status of the Incentive Stock Options subject to Section 422 of the Code.

4. Section 5.10 of the Plan is hereby deleted and restated in its entirety as follows:

Unless otherwise provided in an Option Agreement, in the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the company or of an Affiliated Entity by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative at any time after the date of death of such Participant as determined by the Committee but in no event later than the expiration of the term of the Option. An Option Agreement may provide for a shorter exercise period, subject to applicable law, than that specified in the foregoing sentence. With respect to Incentive Stock Options, post-termination exercise period of twelve (12) months after the death of the Participant, or if earlier, the expiration date, will apply to preserve the tax status of the Incentive Stock Options subject to Section 422 of the Code.

5. In all other respects, the Plan shall remain unchanged.

[Remainder of Page Left Blank Intentionally.]

THIRD AMENDMENT	PAGE 2

In Witness Whereof, the Company’s undersigned duly authorized officer and the Directors have each signed this Third Amendment to Innovative Health Solutions, Inc. 2017 Stock Compensation Plan.

“Company”

NeurAxis, Inc.

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	Chief Executive Officer
Date:	11/1/22

“Directors”

Christopher Robin Brown	Gary Peterson
Date: 11/1/22	Date:
Signature: /s/ Christopher Robin Brown	Signature: /s/ Gary Peterson

Brian Carrico	Tom Carrico
Date: 11/1/22	Date: 11/1/22
Signature: /s/ Brian Carrico	Signature: /s/ Tom Carrico

Dan Clarence	Adrian Miranda
Date: 11/1/22	Date: 11/1/22
Signature: /s/ Dan Clarence	Signature: /s/ Adrian Miranda

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TO

THIRD AMENDMENT